MEDIS TECHNOLOGIES LTD.

                                       and

                 WACHOVIA BANK, NATIONAL ASSOCIATION, AS TRUSTEE

                           --------------------------

                                    INDENTURE

                            Dated as of July 26, 2005

                           --------------------------

                       UP TO $49,000,000 PRINCIPAL AMOUNT

                      6% SENIOR CONVERTIBLE NOTES DUE 2010













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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


I.       DEFINITIONS AND INCORPORATION BY REFERENCE............................1

    1.1    Definitions.........................................................1
    1.2    Other Definitions...................................................4
    1.3    Incorporation by Reference of Trust Indenture Act...................5
    1.4    Rules of Construction...............................................5


II.      THE SECURITIES........................................................6

    2.1    Form and Dating.....................................................6
    2.2    Execution and Authentication........................................6
    2.3    Registrar, Paying Agent and Conversion Agent........................7
    2.4    Paying Agent to Hold Money in Trust.................................7
    2.5    Securityholder Lists................................................8
    2.6    Transfer and Exchange...............................................8
    2.7    Replacement Securities..............................................8
    2.8    Outstanding Securities..............................................8
    2.9    Securities Held by the Company or an Affiliate......................9
    2.10   Temporary Securities................................................9
    2.11   Cancellation........................................................9
    2.12   Defaulted Interest.................................................10
    2.13   CUSIP Numbers......................................................10
    2.14   Deposit of Moneys..................................................10
    2.15   Book-Entry Provisions for Global Securities........................10
    2.16   Special Transfer Provisions........................................11
    2.17   Restrictive Legends................................................12


III.     REDEMPTION; REPURCHASE...............................................12

    3.1    Right of Redemption, Repurchase....................................12
    3.2    Notices to Trustee.................................................15
    3.3    Selection of Securities to be Redeemed.............................16
    3.4    Notice of Redemption...............................................16
    3.5    Effect of Notice of Redemption.....................................17
    3.6    Deposit of Redemption Price........................................18
    3.7    Securities Redeemed in Part........................................18
    3.8    Repurchase at Option of Holder Upon a Change in Control............18
    3.9    No Sinking Fund....................................................23


IV.      COVENANTS............................................................23

    4.1    Payment of Securities..............................................23
    4.2    Maintenance of Office or Agency....................................23
    4.3    Rule 144A Information and Annual Reports...........................23
    4.4    Compliance Certificate.............................................24
    4.5    Stay, Extension and Usury Laws.....................................24
    4.6    Corporate Existence................................................24
    4.7    Notice of Default..................................................24
    4.8    Further Instruments and Acts.......................................25


V.       SUCCESSORS...........................................................25

    5.1    When Company May Merge, Etc........................................25


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    5.2    Successor Substituted..............................................25


VI.      DEFAULTS AND REMEDIES................................................25

    6.1    Events of Default..................................................25
    6.2    Acceleration.......................................................27
    6.3    Other Remedies.....................................................27
    6.4    Waiver of Past Defaults............................................27
    6.5    Control by Majority................................................27
    6.6    Limitation on Suits................................................28
    6.7    Rights of Holders to Receive Payment...............................28
    6.8    Collection Suit by Trustee.........................................28
    6.9    Trustee May File Proofs of Claim...................................28
    6.10   Priorities.........................................................29
    6.11   Undertaking for Costs..............................................29


VII.     TRUSTEE..............................................................29

    7.1    Duties of Trustee..................................................29
    7.2    Rights of Trustee..................................................30
    7.3    Individual Rights of Trustee.......................................31
    7.4    Trustee's Disclaimer...............................................31
    7.5    Notice of Defaults.................................................31
    7.6    Reports by Trustee to Holder of the Securities.....................31
    7.7    Compensation, Reimbursement and Indemnity..........................31
    7.8    Replacement of Trustee.............................................32
    7.9    Successor Trustee by Merger, Etc...................................33
    7.10   Eligibility; Disqualification......................................33
    7.11   Preferential Collection of Claims Against Company..................33


VIII.    DISCHARGE OF INDENTURE...............................................33

    8.1    Termination of the Obligations of the Company......................33
    8.2    Application of Trust Money.........................................34
    8.3    Repayment to Company...............................................34
    8.4    Reinstatement......................................................34


IX.      AMENDMENTS...........................................................34

    9.1    Without Consent of Holders.........................................34
    9.2    With Consent of Holders............................................35
    9.3    Compliance with Trust Indenture Act................................36
    9.4    Revocation and Effect of Consents..................................36
    9.5    Notation on or Exchange of Securities..............................36
    9.6    Trustee Protected..................................................36


X.       CONVERSION...........................................................37

    10.1   Conversion Privilege...............................................37
    10.2   Restrictive Legends................................................37
    10.3   Conversion Procedure...............................................37
    10.4   Fractional Shares..................................................38
    10.5   Taxes on Conversion................................................38
    10.6   Company to Provide Stock...........................................38
    10.7   Adjustment of Conversion Price.....................................38
    10.8   No Adjustment......................................................40
    10.9   Adjustments for Tax Purposes.......................................41
    10.10  Notice of Adjustment...............................................41

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    10.11  Notice of Certain Transactions.....................................41
    10.12  Effect of Reclassifications, Consolidations, Mergers,
           Binding Share Exchanges or Sales on Conversion Privilege...........41
    10.13  Trustee's Disclaimer...............................................42


XI.      SUBORDINATION........................................................42

    11.1   Agreement of Subordination.........................................42
    11.2   Liquidation; Dissolution; Bankruptcy...............................43
    11.3   Default on Designated Secured Indebtedness.........................43
    11.4   Acceleration of Convertible Subordinated Securities................44
    11.5   When Distribution Must Be Paid Over................................44
    11.6   Notice by Company..................................................44
    11.7   Subrogation........................................................44
    11.8   Relative Rights....................................................44
    11.9   Subordination May Not Be Impaired by Company.......................45
    11.10  Distribution or Notice to Representative...........................45
    11.11  Rights of Trustee..................................................45
    11.12  Authorization to Effect Subordination..............................45
    11.13  Article Applicable to Paying Agents................................46
    11.14  Secured Indebtedness Entitled to Rely..............................46
    11.15  Permitted Payments.................................................46


XII.     MISCELLANEOUS........................................................46

    12.1   Trust Indenture Act Controls.......................................46
    12.2   Notices............................................................46
    12.3   Communication by Holders with Other Holders........................47
    12.4   Certificate and Opinion as to Conditions Precedent.................47
    12.5   Statements Required in Certificate or Opinion......................47
    12.6   Rules by Trustee and Agents........................................47
    12.7   Legal Holidays.....................................................48
    12.8   Duplicate Originals................................................48
    12.9   Governing Law; Submission to Jurisdiction..........................48
    12.10  No Adverse Interpretation of Other Agreements......................48
    12.11  Successors.........................................................48
    12.12  Separability.......................................................48
    12.13  Table of Contents, Headings, Etc...................................48
    12.14  Calculations in Respect of the Securities..........................48
    12.15  Force Majeure......................................................48


    Exhibit A  -  Form of Global Security

    Exhibit B-1  -  Form of Private Placement Legend

    Exhibit B-2  -  Form of Legend for Global Security

    Exhibit B-3  -  Form of Legend Regarding Registration Rights Agreement

    Exhibit C  -  Form of Notice of Transfer Pursuant to Registration Statement

         INDENTURE, dated as of July 26, 2005, between Medis Technologies Ltd., a Delaware corporation (the "Company") and Wachovia Bank, National Association, a national banking association, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 6% Senior Convertible Notes due 2010 (the "Securities").

                  I.   DEFINITIONS AND INCORPORATION BY REFERENCE

         1.1      DEFINITIONS.

         "Additional Interest" has the meaning ascribed to it in the Registration Rights Agreement. All references herein or in the Securities to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

         "Additional Securities" means additional Securities in an aggregate amount not to exceed $11,000,000 issued pursuant to the Initial Purchaser's Option and, to the extent not issued pursuant to the Initial Purchaser's Option, issued pursuant to the Company's Option.

         "Affiliate" of any Person means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such first Person. For this purpose, "control" shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

         "Closing Sale Price" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal national securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a national securities exchange, as reported by The Nasdaq National Market; or
(c) if not so reported, as reported by National Quotation Bureau, Incorporated or a similar organization. In the absence of such a quotation or report, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord, in an arms-length transaction, for a share of such Common Stock.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company, or such other Capital Stock of the Company into which the Company's common stock is reclassified or changed.

         "Company" means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

         "Company's Option" means the right of the Company to issue, within 48 days of the date of the Purchase Agreement, additional Securities in an aggregate principal amount up to $11,000,000 less the aggregate principal amount of Securities acquired by the Initial Purchaser pursuant to the Initial Purchaser's Option. The Company may not issue more than $4,000,000 aggregate principal amount of Additional Securities pursuant to the Company's Option prior to the expiration of the Initial Purchaser's Option without the Initial Purchaser's prior written consent.

         "Company's Request" means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Executive Vice President or any Senior Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Conversion Price" means $17.30, subject to adjustment as provided in
ARTICLE X.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in SECTION 12.2 or such other address as the Trustee may give notice of to the Company.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means The Depository Trust Company, New York, New York its nominees and successors.

         "Designated Secured Indebtedness" means any particular Secured Indebtedness, if the instrument creating or evidencing the same or the assumption thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be "Designated Secured Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Secured Indebtedness to exercise the rights of Designated Secured Indebtedness).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

         "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" of a Person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such Person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such Person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such Person or another Person) of any business, real property or other assets, (c) all reimbursement obligations of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) all capital lease obligations of such Person, (e) all net obligations of such Person under interest rate swap, currency exchange or similar agreements of such Person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such Person's obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such Person of indebtedness described in CLAUSES (a) THROUGH (f) of another Person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in CLAUSES (a) THROUGH (g).

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Initial Purchaser" means McMahan Securities Co. L.P.

         "Initial Purchaser's Option" means the Initial Purchaser's option to acquire up to $7,000,000 aggregate principal amount of Additional Securities as provided for in the Purchase Agreement.

         The term "Interest" includes Additional Interest, unless the context otherwise requires or unless the terms of the Registration Rights Agreement provide otherwise.

         "Issue Date" means July 26, 2005.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind.

         "Maturity Date" means July 15, 2010.

         "Officer" of a Person means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of such Person.

         "Officers' Certificate" means a certificate signed by two Officers of the Company or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

         "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

         "Person" or "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         The term "Premium" includes any Make-Whole Payment and Takeover Make-Whole Premium, unless the context otherwise requires.

         "Principal Amount" of a Security means the principal amount of the Security as set forth on the face of the Security.

         "Purchase Agreement" means the Purchase Agreement, dated July 21, 2005, between the Company and the Initial Purchaser.

         "Purchase Notice" means a Purchase Notice in the form set forth in the Securities.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Redemption" means a Provisional Redemption.

         "Redemption Date" means the date specified for Provisional Redemption of the Securities in accordance with the terms of the Securities and this Indenture.

         "Redemption Price" means, with respect to a Security to be redeemed by the Company in accordance with ARTICLE III, one hundred percent (100%) of the outstanding principal amount of such Security to be redeemed, plus accrued and unpaid interest (including Additional Interest), if any, to but excluding the Redemption Date.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Initial Purchaser, as amended, modified or supplemented from time to time.

         "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any senior vice president, any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Restricted Security" means a Security that constitutes a "restricted security" within the meaning of Rule

144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

         "Rule 144A" means Rule 144A under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Secured Indebtedness" means the principal of, premium, if any, interest, including all interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued, due or to become due, on or in connection with secured Indebtedness of the Company created, incurred, assumed, guaranteed or in effect guaranteed by the Company incurred after the date of this Indenture, including all deferrals, renewals, extensions or refundings of, or amendment, modifications or supplements to, the foregoing, unless in the case of any particular Indebtedness, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of the Securities.

         Notwithstanding the foregoing, Secured Indebtedness does not include:
(i) Indebtedness that expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is on the same basis or junior to the Securities and (ii) any Indebtedness to any of the Company's majority-owned Subsidiaries, other than Indebtedness to a Subsidiary arising by reason of guarantees by the Company of Indebtedness of such Subsidiary to a Person that is not a Subsidiary.

         "Securities" means the 6% Senior Convertible Notes due 2010 issued by the Company pursuant to this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

         "Security Agent" means any Registrar, Paying Agent, Conversion Agent or co-Registrar or co-agent.

         "Subsidiary" means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other Person (other than a corporation) in which the Company, one or more its subsidiaries or the Company and one or more its subsidiaries, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.
         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended and in effect from time to time.

         "Trading Day" means a day during which trading in securities generally occurs on the principal national or regional securities exchanges in the United States on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange in the United States, on The Nasdaq National Market or, if the Common Stock is not quoted on The Nasdaq National Market, on the principal other market on which the Common Stock is then traded.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

         "Voting Stock" of any Person means the total voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

         1.2      OTHER DEFINITIONS.

                  Term                                        Defined in SECTION
                  ----                                        ------------------
                  "Aggregate Redemption Payment Amount"              3.1
                  "Average 5-Day Closing Sale Price"                 3.1
                  "Bankruptcy Law"                                   6.1
                  "Business Day"                                    12.7
                  "Cash Buyout Redemption Price"                     3.8
                  "Change in Control"                                3.8
                  "Change in Control Notice"                         3.8
                  "Conversion Agent"                                 2.3
                  "Conversion Date                                  10.3
                  "Custodian"                                        6.1
                  "Event of Default"                                 6.1
                  "Global Security"                                  2.1
                  "Legal Holiday"                                   12.7
                  "Make-Whole Payment"                               3.1
                  "Notice Date"                                      3.1
                  "Participants"                                     2.15
                  "Paying Agent"                                     2.3
                  "Physical Securities"                              2.1
                  "Private Placement Legend"                         2.17
                  "Provisional Redemption"                           3.1
                  "Registrar"                                        2.3
                  "Repurchase at Holder's Option Upon a
                   Change in Control"                                3.1
                  "Repurchase Date"                                  3.8
                  "Repurchase Price"                                 3.8
                  "Repurchase Right"                                 3.8
                  "Resale Restriction Termination Date"              2.17
                  "Takeover Make-Whole Premium"                      3.8
                  "Total Redemption Amount"                          3.8


         1.3      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC;

         "Indenture Securities" means the Securities;

         "Indenture Security Holder" means a Securityholder or a Holder;

         "Indenture to be Qualified" means this Indenture;

         "Indenture Trustee" or "Institutional Trustee" means the Trustee; and

         "Obligor" on the indenture securities means the Company (or any successor).

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

         1.4      RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (i)      a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

         (iii)    "or" is not exclusive;

         (iv) words in the singular include the plural and in the plural include the singular;

         (v)      provisions apply to successive events and transactions;

         (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, SECTION or other subdivision; and

         (vii) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.


                           II.         THE SECURITIES

         2.1      FORM AND DATING.

         The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

         Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in EXHIBIT A (the "Global Security"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in EXHIBITS B-1 and B-2. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, that in no event shall the aggregate principal amount of the Global Security or Securities exceed $49,000,000 (assuming the maximum aggregate principal amount of Additional Securities are issued pursuant to the Initial Purchaser's Option and the Company's Option).

         Securities issued in exchange for interests in a Global Security pursuant to SECTION 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in EXHIBIT A (the "Physical Securities") and, if applicable, bearing any legends required by
SECTION 2.17. In no other event shall physical securities be issued.

         The Securities shall bear the legend set forth in EXHIBIT B-3.

         2.2      EXECUTION AND AUTHENTICATION.

         One Officer shall sign the Securities for the Company by manual or facsimile signature. Typographical and other minor errors or defects in any such facsimile signature shall not effect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid. A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $38,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this SECTION 2.2. Upon receipt by the Trustee of one or more Officers' Certificates stating that the Initial Purchaser has elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $7,000,000, pursuant to the Initial Purchaser's Option, and/or that the Company has determined to issue a specified amount of Additional Securities not to exceed $11,000,000 less the principal amount of Additional Securities the Initial Purchaser has elected to purchase from the Company pursuant to the Initial Purchaser's Option, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officers' Certificate must be received by the Trustee not later than the proposed date for delivering of such Additional Securities. The Company may issue Additional Securities hereunder without the consent of any Holder. The aggregate principal amount of Securities outstanding at any time may not exceed $49,000,000 except as provided in this SECTION 2.2.

         Upon a written order of the Company signed by two Officers or by an Officer and an Assistant Secretary or Treasurer of the Company, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in SECTION 2.16(b).

         The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as a Security Agent to deal with the Company and its Affiliates.

         If a written order of the Company pursuant to this SECTION 2.2 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with SECTION 12.4 hereof and need not be accompanied by an Opinion of Counsel.

         The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

         2.3      REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

         The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for payment ("Paying Agent") and an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term "Registrar" includes any co-Registrar; the term "Paying Agent" includes any additional paying agent; and the term "Conversion Agent" includes any additional conversion agent.

         The Company shall enter into an appropriate agency agreement with any Security Agent not a party to this Indenture. Each such agreement shall implement the provisions of this Indenture that relate to such Security Agent. The Company shall notify the Trustee of the name and address of any Security Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

         The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

         2.4      PAYING AGENT TO HOLD MONEY IN TRUST.

         Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Principal Amount and any Interest, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

         2.5      SECURITYHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

         2.6      TRANSFER AND EXCHANGE.

         Subject to SECTIONS 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company, the Trustee and the Registrar shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for Redemption under SECTION 3.4 and ending at the close of business on the day of such mailing, or (ii) for a period of 15 days before the selection, pursuant to SECTION 3.3, of Securities to be redeemed, or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

         No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to SECTIONS 2.10, 9.5 or 10.3, or ARTICLE III, not involving any transfer.

         2.7      REPLACEMENT SECURITIES.

         If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to protect the Company, the Trustee or any Security Agent from any loss which any of them may suffer if a Security is replaced. The Trustee may charge the Holder for its expenses in replacing a Security.

         In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to ARTICLE III, the Company, in its discretion, may, instead of issuing a new Security, pay when due, redeem or purchase such Security, as the case may be.

         Every replacement Security is an additional obligation of the Company only as provided in SECTION 2.8.

         2.8      OUTSTANDING SECURITIES.

         Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those paid pursuant to SECTION 2.7, those delivered to it for cancellation and those described in this SECTION 2.8 as not outstanding. Except to the extent provided in SECTION 2.9, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

         If a Security is replaced pursuant to SECTION 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent (other than the Company) holds on a Redemption Date, Repurchase Date or Maturity Date, money (and, if applicable as provided herein and in accordance herewith, shares of Common Stock) sufficient to pay the aggregate Redemption Price, Repurchase Price or principal amount, as the case may be, with respect to all Securities to be redeemed, purchased or paid upon Redemption, Repurchase at Holder's Option Upon a Change in Control or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, and, if applicable, any Make-Whole Payment or Takeover Make-Whole Premium, payable as herein provided upon Redemption, Repurchase at Holder's Option Upon a Change in Control or maturity, then (unless there shall be a Default in the payment of such aggregate Redemption Price, Repurchase Price or principal amount, or of such accrued and unpaid interest, Make-Whole Payment or Takeover Make-Whole Premium, or, in the case of a Provisional Redemption on a Redemption Date that is also an interest payment date, a Default in the payment of the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment) on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Redemption Price, Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, Make-Whole Payment or Takeover Make-Whole Premium, in accordance with this Indenture.
         If a Security is converted in accordance with ARTICLE X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security; provided, however, that nothing in this paragraph shall affect the provision in the Registration Rights Agreement relating to Additional Interest.

         2.9      SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.

         In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this SECTION 2.9 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee's right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities or an Affiliate of the Company or any such other obligor. In the event of a dispute as to whether the pledgee has established the foregoing, the Trustee may conclusively rely on the advice of counsel or on an Officers' Certificate.

         2.10     TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for such temporary Securities.

         2.11     CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to ARTICLE X.

         2.12     DEFAULTED INTEREST.

         If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Securityholders on a subsequent special record date. The Company shall fix such special record date and payment date. At least 15 calendar days before the special record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.

         2.13     CUSIP NUMBERS.

         The Company in issuing the Securities may use one or more "CUSIP" numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

         2.14     DEPOSIT OF MONEYS.

         Prior to 10:00 A.M., New York City time, on each interest payment date, Maturity Date, Redemption Date or Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.4) money, in funds immediately available on such date (and, if applicable as provided herein and in accordance herewith, shares of Common Stock), sufficient to make cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date or Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date or Repurchase Date, as the case may be.

         2.15     BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

         (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary, and (iii) bear legends required by
SECTION 2.17.

         Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security (or the Depositary ceases to be a "clearing agency" registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

         (c) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to SECTION 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

         (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to SECTION 2.15(b) shall, except as otherwise provided by SECTION 2.16, bear the Private Placement Legend.

         (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         2.16     SPECIAL TRANSFER PROVISIONS.

         (a) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, but except as provided in SECTION 2.15(b), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (b) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder that sold such Securities has delivered to the Registrar or co-Registrar a notice in the form of EXHIBIT C hereto. Upon the effectiveness, under the Securities Act, of a Shelf Registration Statement (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness, a Global Security or Global Securities which do not bear the Private Placement Legend, an authentication order in accordance with SECTION 2.2 and an Opinion of Counsel in customary form, and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary. Upon the effectiveness of any post-effective amendment to the Shelf Registration Statement and upon the effectiveness, under the Securities Act, of any subsequent Shelf Registration Statement, the Company shall deliver to the Trustee a notice of effectiveness and an Opinion of Counsel in customary form. Upon any sale, pursuant to a Shelf Registration Statement, of a beneficial interest in a Global Security that theretofore constituted a Restricted Security and delivery of appropriate evidence thereof to the Trustee, and upon any sale or transfer of a beneficial interest in connection with which the Private Placement Legend will be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

         (c) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.15 or this SECTION 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         2.17     RESTRICTIVE LEGENDS.

         Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the "Private Placement Legend") as set forth in EXHIBIT B-1 on the face thereof until after the second anniversary of the later of (i) the Issue Date, and (ii) the last date on which the Company or any Affiliate thereof was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the "Resale Restriction Termination Date").

         Each Global Security shall also bear the legend as set forth in EXHIBIT B-2.

                       III.         REDEMPTION; REPURCHASE

         3.1      RIGHT OF REDEMPTION, REPURCHASE.

         (a) Redemption or repurchase of the Securities, as permitted by any provision of this Indenture, shall be made (i) with respect to a Redemption at the Company's option, in accordance with PARAGRAPHS 6 AND 7 of the Securities, and (ii) with respect to a repurchase at the Holder's option, in accordance with PARAGRAPH 8 of the Securities (a "Repurchase at Holder's Option Upon a Change in Control"), in each case in accordance with the applicable provisions of this ARTICLE III.

         (b) The Company will comply with all federal and state securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this
ARTICLE III.

         (c)(i) On or after July 26, 2007, the Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date, to redeem (a "Provisional Redemption") all or any part of the Securities at a price equal to the Redemption Price plus the Make-Whole Payment if:

                  (A) for each of at least 20 Trading Days in any consecutive 30 Trading Day period ending on, and including, the Trading Day immediately preceding the date (the "Notice Date") of mailing of the notice of Provisional Redemption as provided in SECTION 3.4, the Closing Sale Price exceeds one hundred sixty percent (160%) of the Conversion Price in effect on such Trading Day;

                  (B) the registration statement covering the Securities and the shares of Common Stock underlying the Securities is effective and available for use for the 30-day period following the Redemption Date, unless registration of the Securities or Common Stock is not required pursuant to the terms and conditions of the Registration Rights Agreement; and

                  (C) no continuing Default or Event of Default exists that has not been cured or waived, in accordance herewith, on or before such Redemption Date.

         (ii) As used herein, the "Make-Whole Payment" with respect to a Security subject to a Provisional Redemption on a Redemption Date shall mean an amount equal to the "present value" of one hundred percent (100%) of all remaining scheduled interest payments on such Security from, and including, such Redemption Date. The "present value" will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the remaining period from the date preceding the Notice Date to the Maturity Date; provided, however, that if the period from the Redemption Date to the third anniversary of the issuance of the Securities is less than one year, the weekly average yield on actually-traded U.S. Treasury notes or bills adjusted to a constant maturity of one year shall be used. As soon as practicable after the time the amount of the Make-Whole Payment shall have been calculated, but no later than the second Business Day immediately preceding such Redemption Date, the Company shall publicly disseminate the amount of the Make-Whole Payment in a press release or publish it on the Company's website. The Make-Whole Payment shall be paid by the Company on all Securities called for

         Provisional Redemption, including, without limitation, any Securities that have been converted into shares of Common Stock on or after the Notice Date and before such Redemption Date. In no event shall the Make-Whole Payment with respect to a Security that is called for Provisional Redemption be reduced by any amount of accrued and unpaid interest; provided, however, that in the event such Redemption Date is an interest payment date, then the Make-Whole Payment shall be reduced by any accrued and unpaid interest to, and including, the Redemption Date, which accrued and unpaid interest shall instead be paid by the Company on the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment. In no event shall a Holder that has converted, in accordance herewith, such Holder's Security into shares of Common Stock, which Security has been called for Provisional Redemption, be required to surrender any such shares of Common Stock in order to be entitled to receive the Make-Whole Payment with respect to such Security.

         (iii) The Make-Whole Payment may be paid for, in whole or in part, at the election of the Company, in cash or shares of Common Stock or in any combination of cash and shares of Common Stock; provided, however, that:

                  (A) no portion of the Make-Whole Payment shall be paid in shares of Common Stock unless the conditions set forth in
                  SECTION 3.1(c)(ix) are satisfied;

                  (B) the Redemption Price shall be exclusively paid in cash;
                  and

                  (C) the Company will not issue fractional shares of Common Stock in payment of the Make-Whole Payment and shall instead deliver a check in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price on the Trading Day immediately preceding the Redemption Date.

         (iv) Except as provided in this SECTION 3.1(c), once the Company has mailed the notice of Provisional Redemption specified in SECTION 3.4, the Company shall not change its election set forth in such notice pursuant SECTION 3.4(viii) with respect to the portion of the Make-Whole Payment to be paid in cash or shares of Common Stock.

         (v) Except as otherwise provided in this SECTION 3.1(c), each Holder whose Securities are redeemed pursuant to a Provisional Redemption shall receive the same percentage of cash and of shares of Common Stock in payment of the Make-Whole Payment for such Securities.

         (vi) The portion of the Make-Whole Payment to be paid in shares of Common Stock, if payment in shares of Common Stock is permitted pursuant to this SECTION 3.1(c), shall be paid by the issuance of a number of shares of Common Stock equal to a fraction:

                  (A) whose numerator is the dollar amount of such portion of the Make-Whole Payment (excluding the amounts specified in SECTION 3.1(c)(iii)(C)) to be paid in shares of Common Stock; and

                  (B) whose denominator is the product of (x) the average (the "Average 5-Day Closing Sale Price") of the Closing Sale Prices for the five consecutive Trading Days ending on, and including, the third Trading Day immediately preceding the Redemption Date, which average shall be appropriately adjusted in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution) to account for the occurrence, during such five Trading Day period, of a stock split, stock dividend or a subdivision or combination of Common Stock; and (y) ninety five percent (95%); provided, however, that fractional shares of Common Stock shall be paid in cash as provided in SECTION 3.1(c)(iii)(C). Upon the determination of such Average 5-Day Closing Sale Price, but in no event later than the Redemption Date, the Company shall publicly disseminate in a press release or publish on the Company's website the amount of such Average 5-Day Closing Sale Price and the actual number of shares of Common Stock to be delivered as provided in this
                  SECTION 3.1(c) in full or partial payment of the Make-Whole Payment.

         (vii) All shares of Common Stock delivered as full or partial payment of the Make-Whole Payment pursuant to this SECTION 3.1(c) shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any Lien or adverse claim.

         (viii) If a Holder is paid in shares of Common Stock as full or partial payment of the Make-Whole Payment pursuant to this SECTION 3.1(c), the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

         (ix) The Company shall not be entitled to pay any portion of the Make-Whole Payment in shares of Common Stock pursuant to this SECTION 3.1(c) unless all of the following conditions are satisfied:

                  (A) The Company shall have specified, in the notice of Provisional Redemption specified in SECTION 3.4, which notice shall have been timely mailed to each Holder whose Securities are to be redeemed pursuant to the Provisional Redemption, that the Company will pay all or a portion of the Make-Whole Payment in shares of Common Stock and shall have specified in such notice the percentages of the Make-Whole Payment that the Company will pay in cash or shares of Common Stock;

                  (B) before a notice of Provisional Redemption is mailed to Holders pursuant to SECTION 3.4, the Company shall have delivered an Officers' Certificate to the Trustee specifying
                  (A) the manner of payment selected by the Company, (B) the information required by SECTION 3.4 to be included in the such notice, and (C) if the Company elects to pay all or a portion of the Make-Whole Payment in shares of Common Stock, that the conditions to such manner of payment set forth in this SECTION 3.1(c) have been, or will be, complied with;

                  (C) the information necessary to calculate the Average 5-Day Closing Sale Price is published in a daily newspaper of national circulation or on the website of the Nasdaq Stock Market or the U.S. national securities exchange which is the principal market or exchange upon which shares of Common Stock are then traded;

                  (D) the shares of Common Stock to be delivered as payment, in whole or in part, of the Make-Whole Payment shall be either
                  (A) registered under the Securities Act for initial issuance, unless such registration is not necessary to permit the Holders who receive such shares and who are not Affiliates of the Company to publicly resell such shares (for purposes of this SECTION 3.1(c)(ix)(D), resales subject to the volume, manner of sale or notice restrictions of Rule 144 under the Securities Act are deemed not to be "public resales"), or (B) registered for resale pursuant to a registration statement which shall permit resales on a delayed and/or continuous basis from time to time pursuant to Rule 415 under the Securities Act, that has become effective under the Securities Act and that is reasonably expected to remain effective and available for use until at least the 30th day after the Redemption Date, unless the shares may be publicly sold without restriction pursuant to Rule 144(k) under the Securities Act;

                  (E) the shares of Common Stock to be delivered as payment, in whole or in part, of the Make-Whole Payment shall be duly qualified or registered under applicable state securities laws or shall be qualified for an available exemption from such qualification and registration;

                  (F) the shares of Common Stock to be delivered as payment, in whole or in part, of the Make-Whole Payment shall be approved for listing on The Nasdaq National Market or the U.S. national securities exchange which is the principal market or exchange upon which shares of Common Stock are then trading;

                  (G) before the close of business on the Business Day immediately preceding the Redemption Date, the Trustee shall have received an Officers' Certificate stating:

                           (x) that the conditions in clauses (A), (B), (C),
                           (D), (E) and (F) above have been satisfied; and

                           (y) the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities to be redeemed and the Closing Sale Price per share of Common Stock on each Trading Day in the period during which the Average 5-Day Closing Sale Price is calculated pursuant to this SECTION 3.1(c); and

                  (H) before the close of business on the Business Day immediately preceding the Redemption Date, the Trustee shall have received an Opinion of Counsel stating that:

                           (1) the shares of Common Stock to be issued by the Company in full or partial payment of the Make-Whole Payment have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Make-Whole Payment, will be validly issued, fully paid and non-assessable and, to such counsel's knowledge, free from preemptive rights; and

                           (2) the conditions specified in SECTIONS
                           3.1(c)(ix)(D), 3.1(c)(ix)(E) and 3.1(c)(ix)(F) have
                           been satisfied; provided, however, that such Opinion of Counsel need not address whether the shelf registration statement referred to in SECTION 3.1(c)(ix)(D) is reasonably expected to remain effective and available for use until at least the 30th day after the Redemption Date.

If, prior to the close of business on the Redemption Date, any of the foregoing conditions are not satisfied with respect to a Holder of Securities subject to the Provisional Redemption, and the Company has elected, pursuant to this
SECTION 3.1(c), to pay all or a portion of the Make-Whole Payment in shares of Common Stock, the Company shall pay the entire Make-Whole Payment for such Securities in cash.

         (d) All shares of Common Stock issued as payment, in whole or in part, of the Make-Whole Payment shall be deemed, for purposes of the Registration Rights Agreement, to constitute "Registrable Securities" (as defined in the Registration Rights Agreement), unless either (i) such shares were registered under the Securities Act for initial issuance and are able to be publicly resold by the recipients of such shares without further registration under the Securities Act, or (ii) such registration was and is not necessary to permit the Holders who receive such shares to publicly resell such shares (for purposes of this SECTION 3.1(d), resales subject to the volume, manner of sale or notice restrictions of Rule 144 under the Securities Act are deemed not to be "public resales").

         (e) As used herein, the term "Aggregate Redemption Payment Amount" shall mean the sum of the Redemption Price and the Make-Whole Payment.

         (f) Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

         3.2      NOTICES TO TRUSTEE.

         If the Company elects to redeem Securities pursuant to PARAGRAPH 6 of the Securities, it shall notify the Trustee at least 15 days prior to the mailing, in accordance with SECTION 3.4, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date, the applicable provision of this

Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed.

         3.3      SELECTION OF SECURITIES TO BE REDEEMED.

         If the Company has elected to redeem less than all the Securities pursuant to PARAGRAPH 6 of the Securities, the Trustee shall, within five Business Days after receiving the notice specified in SECTION 3.2, select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. The Trustee shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption. The Trustee may select for Redemption portions of the principal amount of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them the Trustee selects for Redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.

         The Company, the Trustee and the Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of Securities being redeemed in part. The Company, the Trustee and the Registrar need not issue, authenticate, register the transfer of or exchange any Security for a period of 15 days before the selection pursuant to this SECTION 3.3 of Securities to be redeemed.

         3.4      NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail, a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the security register.

         The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to a Redemption and shall state:

         (i)      the Redemption Date;

         (ii)     the Aggregate Redemption Payment Amount;

         (iii)    the Conversion Price;

         (iv) the names and addresses of the Paying Agent and the Conversion Agent;

         (v) that the right to convert the Securities called for Redemption will terminate at the close of business on the second Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or, in the case of a Provisional Redemption of Securities on a Redemption Date that is also an interest payment date, a Default in the payment of the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder(s) of record of such Securities at the close of business on the record date for such interest payment;

         (vi) that Holders who want to convert Securities must satisfy the requirements of ARTICLE X;

         (vii) the paragraph of the Securities pursuant to which the Securities are to be redeemed;

         (viii) whether the Company will pay the Make-Whole Payment in cash or shares of Common Stock or in a combination thereof, in each case specifying the percentages of the Make-Whole Payment in respect of which the Company will pay in cash or shares of Common Stock;

         (ix) where the Company has stated in the notice pursuant to SECTION 3.4(viii) that the Company will pay any portion of the Make-Whole Payment in shares of Common Stock, that the Company will pay the entire Make-Whole Payment in cash if the Company fails to satisfy the conditions set forth in this Indenture for such payment in shares of Common Stock; (x) that Securities called for Redemption must be surrendered to the Paying Agent to collect the Aggregate Redemption Payment Amount, provided, that in no event shall a Holder that has converted, in accordance herewith, such Holder's Security into shares of Common Stock subsequent to the date of the notice of Redemption, which Security has been called for Provisional Redemption, be required to surrender any such shares of Common Stock in order to be entitled to receive the Make-Whole Payment with respect to such Security;

         (xi) that, unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or, in the case of a Redemption Date that is also an interest payment date, a Default in the payment of the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder(s) of record of such Securities at the close of business on the record date for such interest payment, interest on Securities called for Redemption ceases to accrue on and after the Redemption Date, such Securities will cease to be convertible after the close of business on the second Business Day immediately preceding the Redemption Date, and all rights of the Holders of such Securities shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with the Indenture, the Aggregate Redemption Payment Amount, provided, that, in the event a Security has been called for Provisional Redemption and has been subsequently converted, in accordance herewith, into shares of Common Stock prior to the Redemption Date in accordance with the terms hereof, the Holder of record of such Security at the close of business on the Notice Date shall, in any event and without any surrender, be entitled to receive, on the Redemption Date, the Make-Whole Payment with respect to such Security by wire transfer of immediately available funds, in accordance with PARAGRAPH 3 of the Security, or in shares of Common Stock, in accordance with SECTION 3.1(c)(ix); and

         (xii) the CUSIP number or numbers, as the case may be, of the Securities.

         The right, pursuant to ARTICLE X, to convert Securities called for Redemption shall terminate at the close of business on the second Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or, in the case of a Provisional Redemption of Securities on a Redemption Date that is also an interest payment date, a Default in the payment of the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder(s) of record of such Securities at the close of business on the record date for such interest payment.

         At the Company's Request, upon reasonable prior notice agreed to by the Trustee, the Trustee shall give or otherwise deliver the notice of Redemption in the Company's name and at the Company's expense; provided, that the form and content of such notice shall be prepared by the Company.

         3.5      EFFECT OF NOTICE OF REDEMPTION.

         Once notice of Redemption is mailed, Securities called for Redemption become due and payable on the Redemption Date at the Aggregate Redemption Payment Amount, and, on and after such Redemption Date (unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or, in the case of a Provisional Redemption of Securities on a Redemption Date that is also an interest payment date, a Default in the payment of the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder(s) of record of such Securities at the close of business on the record date for such interest payment), such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities and in accordance with the next sentence, the Aggregate Redemption Payment Amount, provided, that, in the event a Security has been called for Provisional Redemption and has been subsequently converted, in accordance herewith, into shares of Common Stock prior to the Redemption Date, the Holder of record of such Security at the close of business on the Notice Date shall, in any event and without any surrender, be entitled to receive, on the Redemption Date, the Make-Whole Payment with respect to such Security by wire transfer of immediately available funds, in accordance with PARAGRAPH 3 of the Security. Upon surrender to the Paying Agent of a Security subject to Redemption, such Security shall be paid, to the Holder surrendering such Security, at the Aggregate Redemption Payment Amount. If the Redemption Date is an interest payment date, the Company shall pay, on such Redemption Date, the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment, and such accrued and unpaid interest shall not be paid to the Holder submitting such Security for Redemption (unless such Holder was the Holder of record of such Security at the close of business on the record date for such interest payment).

         If any Security shall not be fully and duly paid upon surrender thereof for Redemption, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest from the Redemption Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to ARTICLE X; provided, however, that in the case of a Security that has been called for Provisional Redemption and subsequently converted, in accordance herewith, into shares of Common Stock prior to the Redemption Date, only the Make-Whole Payment with respect to such Security shall bear interest at the rate borne by such Security prior to such conversion.

         Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to a Redemption if there has occurred (prior to, on or after, as the case may be, the mailing of the notice of Redemption specified in SECTION 3.4) and is continuing an Event of Default (other than a Default in the payment of the Aggregate Redemption Payment Amount or, in the event the Redemption Date is an interest payment date, the accrued and unpaid interest, if any, to, but excluding, the Redemption Date payable as herein provided). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an Event of Default.

         3.6      DEPOSIT OF REDEMPTION PRICE.

         Prior to 10:00 A.M., New York City time on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.4) money, in funds immediately available on the Redemption Date, and, if applicable as provided herein and in accordance herewith, shares of Common Stock, sufficient to pay the Aggregate Redemption Payment Amount and, in the case of a Provisional Redemption on a Redemption Date that is also an interest payment date, the accrued and unpaid interest, if any, to, but excluding, the Redemption Date, of all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

         3.7      SECURITIES REDEEMED IN PART.

         Any Security to be submitted for Redemption only in part shall be delivered pursuant to SECTION 3.5 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption.

         If any Security selected for partial Redemption is converted in part, the principal of such Security subject to Redemption shall be reduced by the principal amount of such Security that is converted.

         3.8      REPURCHASE AT OPTION OF HOLDER UPON A CHANGE IN CONTROL.

         (a) In the event any Change in Control (as defined below) shall occur prior to the Maturity Date, each Holder of Securities shall have the right (the "Repurchase Right"), at the Holder's option, to require the Company to repurchase all of such Holder's Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the "Repurchase Date"), which Repurchase Date shall be no later than 45 days after the date of the Change in Control (as defined below), at a price, payable in cash, equal to one hundred five percent (105%) of the principal amount of the Securities (or portions thereof) to be so repurchased (the "Repurchase Price"), plus accrued and unpaid interest, if any, to, and including, the Repurchase Date, upon:

         (i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice, no later than the close of business on the Business Day immediately preceding the Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

                  (A) the certificate number(s) of the Securities which the Holder will deliver to be repurchased;

                  (B) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

                  (C) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in PARAGRAPH 9 of the Securities and in this Indenture; and

         (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Repurchase Right is being exercised, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder's Option Upon a Change in Control.

         If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

         Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request by such Holder, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

         Notwithstanding anything herein to the contrary, any Holder delivering the Purchase Notice contemplated by this SECTION 3.8(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in SECTION 3.8(c)(xi).

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (b) The Company may, at its option, in lieu of paying the Repurchase Price in cash, pay all or a portion of the Repurchase Price in Common Stock valued at ninety-five percent (95%) of the average of the Closing Sale Price of the Common Stock for the five consecutive Trading Days ending on and including the third Trading Day preceding the Repurchase Date. The Repurchase Price may be paid in shares of Common Stock only if the following conditions are satisfied:

         (i) such shares have been registered under the Securities Act or are freely transferable without such registration;

         (ii) the issuance of Common Stock does not require registration or qualification with or approval of any governmental authority under state law or any other federal law, which registration or qualification or approval has not been made or obtained;

         (iii) such shares have been approved for quotation or listing on The Nasdaq National Market or the U.S. national securities exchange which is the principal market or exchange upon which shares of Common Stock are then trading or listed; and

         (iv) such shares will be issued out of the Company's authorized but unissued Common Stock and, upon issuance, will be duly and validly issued and fully paid and non-assessable and free of any preemptive rights and any Liens or adverse claims.

         (c) Within 15 days after the occurrence of a Change in Control, the Company shall mail, or cause to be mailed, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the "Change In Control Notice") of the occurrence of such Change in Control and the Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Change in Control Notice to the Trustee.

         Each Change in Control Notice shall state:

         (i)      the events causing the Change in Control;

         (ii)     the date of such Change in Control;

         (iii)    the Repurchase Date;

         (iv)     the date by which the Repurchase Right must be exercised;

         (v) the Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date;

         (vi) whether the Company will pay the Repurchase Price in cash or shares of Common Stock or in a combination thereof, in each case specifying the percentages of the Repurchase Price that the Company will pay in cash or shares of Common Stock;

         (vii) the names and addresses of the Paying Agent and the Conversion Agent;

         (viii) a description of the procedure which a Holder must follow to exercise the Repurchase Right;

         (ix) that, in order to exercise the Repurchase Right, the Securities must be surrendered for payment of the Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder's Option Upon a Change in Control;

         (x) that the Repurchase Price, plus accrued and unpaid interest, if any, to, and including, the Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event more than three Business Days following the later of the Repurchase Date or the time of delivery of the Security as described in (ix);

         (xi) that, on and after the Repurchase Date (unless there shall be a Default in the payment of such Repurchase Price or such accrued and unpaid interest), interest on Securities subject to Repurchase at Holder's Option Upon a Change in Control will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities, the Repurchase Price and such accrued and unpaid interest; (xii) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the second Business Day immediately preceding the Repurchase Date, or such longer period as may be required by law, a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (A) the name of such Holder, (B) a statement that such Holder is withdrawing its election to have Securities repurchased, (C) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof, (D) the certificate number of such Securities to be so withdrawn, and (E) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this SECTION 3.8, which amount must be $1,000 or an integral multiple thereof;

         (xiii) the Conversion Price and any adjustments to the Conversion Price that will result from the Change in Control;

         (xiv) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to ARTICLE X, if otherwise convertible in accordance with ARTICLE X, only if such Purchase Notice has been withdrawn in accordance with this SECTION 3.8; and

         (xv) the CUSIP number or numbers, as the case may be, of the Securities.

         At the Company's Request, the Trustee shall mail or otherwise deliver such Change in Control Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Change in Control Notice shall be prepared by the Company.

         No failure of the Company to give a Change in Control Notice shall limit any Holder's right to exercise a Repurchase Right.

         (d) If a Change in Control occurs and at least fifty percent (50%) of the consideration for the Common Stock in the transaction or transactions constituting the Change in Control consists of cash, the Holder may elect to receive the greater of (x) the Total Redemption Amount (as defined below), or
(y) the Repurchase Price.

         The "Total Redemption Amount" will equal the sum of: (i) the "Cash Buyout Redemption Price", which will equal the product of (x) the average Closing Sale Price for the five Trading Days immediately prior to the actual consummation of the Change in Control, and (y) the quotient of $1,000 divided by the Conversion Price; and (ii) the "Takeover Make-Whole Premium," which will equal one hundred percent (100%) of the remaining unpaid interest payments payable through July 15, 2010. The Total Redemption Amount shall be paid in cash.

         (e) Subject to the provisions of this SECTION 3.8, the Company shall pay, or cause to be paid, the Repurchase Price, plus accrued and unpaid interest, if any, to, and including, the Repurchase Date, with respect to each Security as to which the Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event more than three Business Days, following the later of the Repurchase Date and the time such Security is surrendered to the Paying Agent.

         (f) Prior to 10:00 A.M., New York City time on a Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.4) money, in funds immediately available on the Repurchase Date, and, if applicable as provided herein and in accordance herewith, shares of Common Stock, sufficient to pay the Repurchase Price, plus accrued and unpaid interest, if any, to, and including, the Repurchase Date, of all of the Securities that are to be repurchased by the Company on such Repurchase Date pursuant to a Repurchase at Holder's Option Upon a Change in Control. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

         (g) Once the Change in Control Notice and the Purchase Notice have been duly given in accordance with this SECTION 3.8, the Securities to be repurchased pursuant to a Repurchase at Holder's Option Upon a Change in Control shall, on the Repurchase Date, become due and payable at the Repurchase Price (plus accrued and unpaid interest, if any, to, and including, the Repurchase
Date) applicable thereto, and, on and after such date (unless there shall be a Default in the payment of the Repurchase Price or such accrued and unpaid interest), such Securities shall cease to bear interest and shall cease to be convertible pursuant to ARTICLE X, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance with this SECTION 3.8, the Repurchase Price and such accrued and unpaid interest.

         (h) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this SECTION 3.8 may be converted pursuant to
ARTICLE X, if otherwise convertible in accordance with ARTICLE X, only if such Purchase Notice has been withdrawn in accordance with this SECTION 3.8 or if there shall be a Default in the payment of the Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder's Option Upon a Change in Control.

         (i) Any Security which is to be submitted for Repurchase at Holder's Option Upon a Change in Control only in part shall be delivered pursuant to this SECTION 3.8 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Repurchase at Holder's Option Upon a Change in Control.

         (j) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this SECTION 3.8 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a Default in the payment of the Repurchase Price or accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder's Option Upon a Change in Control). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a Default in the payment of the Repurchase Price or such accrued and unpaid interest), in which case, upon such return, the Purchase Notice with respect to the Repurchase at Holder's Option Upon a Change in Control shall be deemed to have been withdrawn.

         (k) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Change in Control is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

         (l)      As used herein and in the Securities:

         A "Change in Control" shall be deemed to have occurred at such time as:

         (xvi) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) together with any Affiliates thereof is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of directors calculated on a fully-diluted basis; provided, however, this does not include any "person", or any persons acting together which would constitute a "group" for purposes of
         Section 13(d) of the Exchange Act, together with any affiliates thereof, that, as of the Issue Date, beneficially own (as defined in Rule 13d-3 under the Exchange Act) eight percent (8%) or more of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of directors calculated on a fully-diluted basis; or

         (xvii) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction where the persons that "beneficially owned," directly or indirectly, the shares of the Company's Voting Stock immediately prior to such transaction, "beneficially own," directly or indirectly, immediately after such transaction, shares of the continuing, surviving or acquiring corporation's Voting Stock representing at least a majority of the total voting power of all outstanding classes of the Voting Stock of the continuing, surviving or acquiring corporation and such persons "beneficially own" such shares in substantially the same proportion as such ownership immediately prior to the transaction; or

         (xviii) the sale, transfer, lease, exchange, conveyance or other disposition of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

provided, however, that a Change in Control will not be deemed to have occurred if, in the case of a merger or consolidation, at least eighty percent (80%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock and any associated rights traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control), and, as a result of such transaction or transactions, the Securities become convertible solely into such common stock and associated rights.

         3.9      NO SINKING FUND.

         The Securities shall not have a sinking fund.


                               IV.       COVENANTS

         4.1      PAYMENT OF SECURITIES.

         The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with SECTION 2.4) on that date money (and, if applicable as provided herein and in accordance herewith, shares of Common Stock) sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

         4.2      MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with SECTION 2.3.

         4.3 RULE 144A INFORMATION AND ANNUAL REPORTS. So long as any of the Securities remain outstanding:

         (a) At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall promptly provide to the Trustee and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Securities or shares of Common Stock issued upon conversion of any Securities or issued pursuant to ARTICLE III, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial holder of such Securities or shares of Common Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial holder to sell its

Securities or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

         (b) The Company shall, in accordance with TIA ss.ss. 314(a), deliver to the Trustee, within 30 calendar days after the Company files such annual reports, information, documents and other reports with the SEC, copies of the Company's annual reports (which shall contain audited financial statements of the Company) and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and to each Holder, within 30 calendar days after the Company would have been required to file such reports with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the reporting requirements of Section 13 or
Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as would be required in such reports filed with the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. The Company also shall comply with the other provisions of TIA ss.ss. 314(a).

         4.4      COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Trustee, within 90 calendar days after the end of each fiscal year of the Company, or, if earlier, by the date the Company is, or would be, required to file with the SEC the Company's annual report (whether on Form 10-K under the Exchange Act or another appropriate form) for such fiscal year, an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

         4.5      STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

         4.6      CORPORATE EXISTENCE.

         The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, if, in the good faith judgment of the Board of Directors, the loss of such right, license or franchise does not have a material adverse impact on the Holders.

         4.7      NOTICE OF DEFAULT.

         In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

         4.8      FURTHER INSTRUMENTS AND ACTS.

         Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.


                                V.     SUCCESSORS

         5.1      WHEN COMPANY MAY MERGE, ETC.

         The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless the Company is the surviving entity in such transaction or (i) such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

         The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officers' Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

         5.2      SUCCESSOR SUBSTITUTED.

         Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.


                          VI.     DEFAULTS AND REMEDIES

         6.1      EVENTS OF DEFAULT.

         An "Event Of Default" occurs if:

         (i) the Company fails to pay the principal of any Security when the same becomes due and payable, whether at maturity, upon Redemption, on a Repurchase Date with respect to a Repurchase at Holder's Option Upon a Change in Control or otherwise;

         (ii) the Company fails to pay Interest on any Security when due, if such failure continues for 15 days after the date when due;

         (iii) the Company fails to timely provide a Change in Control Notice, as required by the provisions of this Indenture;

         (iv) the Company defaults in its obligation to (a) repurchase any Security on a Repurchase Date with respect to a Repurchase at Holder's Option Upon a Change in Control or otherwise, or (b) convert the Securities pursuant to SECTION 10.1 and such default continues for a period of ten days;

         (v) the Company defaults in its obligation to redeem any Security after exercise of its option to redeem;

         (vi) the Company fails to perform or observe any of the covenants in ARTICLE IV for 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least fifty percent (50%) in the aggregate principal amount of the Securities then outstanding;

         (vii) the Company or any of its Subsidiaries defaults in the payment when due and payable, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness, in the aggregate principal amount then outstanding of ten million dollars ($10,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least fifty percent (50%) in the aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

         (viii) the Company or any of its Subsidiaries fails to pay final judgments rendered against it or them, the uninsured portion of which aggregates in excess of ten million dollars ($10,000,000), and such judgments are not paid, discharged or stayed or an appeal has not been filed, within 60 days;

         (ix) the Company pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law or other similar law now or hereafter in effect or otherwise:

                  (a) commences a voluntary case;

                  (b) consents to the entry of an order for relief against it in an involuntary case;

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its property or assets; or

                  (d) makes a general assignment for the benefit of its creditors; or

                  (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (1) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

                           (2) appoints a Custodian of the Company for all or substantially all of the property or assets of the Company; or

                           (3) orders the winding up or liquidation of the Company and, in the case of each of the foregoing clauses (1), (2) and (3) of this SECTION 6.1(ix), the order or decree remains unstayed and in effect for at least 90 consecutive days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under CLAUSE (v) above is not an Event of Default until (x) the Trustee notifies the Company, or the Holders of at least fifty percent (50%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default and (y) the Default is not cured within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT." If the Holders of at least fifty percent (50%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases.

         6.2      ACCELERATION.

         If an Event of Default (excluding an Event of Default specified in SECTION 6.1(ix) with respect to the Company (but including an Event of Default specified in SECTION 6.1(viii)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least fifty percent (50%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, premium, if any, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in SECTION 6.1(ix) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (i) the rescission would not conflict with any order or decree, (ii) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived by the Holders of a majority in aggregate principal amount of the Securities then outstanding, and
(iii) all amounts due to the Trustee under SECTION 7.7 have been paid.

         6.3      OTHER REMEDIES.

         Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

         6.4      WAIVER OF PAST DEFAULTS.

         Subject to SECTIONS 6.7 and 9.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or additional interest on, any Security, or in the payment of the Redemption Price or the Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided upon Redemption or Repurchase at Holder's Option Upon a Change in Control), (ii) a Default or Event of Default arising from a failure by the Company to convert any Securities into shares of Common Stock in accordance with this Indenture, or (iii) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under SECTION 9.2, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases. This SECTION 6.4 shall be in lieu of TIA Section 316(a)(1)(B), and TIA Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         6.5      CONTROL BY MAJORITY.

         The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This SECTION 6.5 shall be in lieu of TIA
Section 316(a)(1)(A), and TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         6.6      LIMITATION ON SUITS.

         Except as provided in SECTION 6.7, a Holder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

         (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (ii) the Holders of at least fifty percent (50%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

         (iii) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, cost, liability or expense;

         (iv) the Trustee does not comply with the request within 60 days after receipt of notice, the request and the offer of indemnity; and

         (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

         A Securityholder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         6.7      RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security in accordance with this Indenture shall not be impaired or affected without the consent of the Holder.

         6.8      COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in SECTION 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

         6.9      TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.

         The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the

Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         6.10     PRIORITIES.

         If the Trustee collects any money pursuant to this ARTICLE VI, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under SECTION 7.7;

         Second: to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

         Third: to the Company.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this
SECTION 6.10.

         6.11     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court, in its discretion, may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 6.7 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.


                                VII.     TRUSTEE

         7.1      DUTIES OF TRUSTEE.

         If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but need not verify the contents thereof.

         However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (a) this paragraph does not limit the effect of paragraph (ii) of this Section;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.2, 6.4 or 6.5.

         The foregoing provisions shall be in furtherance of TIA ss. 313. Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this SECTION 7.1 and SECTION 7.2.

         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders pursuant to the provisions of this Indenture, including, without limitation, SECTION 6.5, unless such Holder's shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

         The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         7.2      RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by one Officer of the Company.

         (f) The Trustee shall not be charged with knowledge of any Default or Event of Default under SECTION 6.1 (other than under SECTION 6.1(a) (subject to the following sentence) or SECTION 6.1(b)) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with SECTION 12.2 from the Company or any Holder of the Notes. The Trustee shall not be charged with knowledge of the Company's obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

         (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         (i) The Trustee may request that the Company deliver an Officers' Certificate in a form reasonably acceptable to it setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

         7.3      INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, or apply (subject to the consent of the Company) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to SECTIONS 7.10 and 7.11.

         7.4      TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

         7.5      NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Securities a notice of the Default or Event of Default within 90 days after such Event of Default becomes known to the Trustee. Except in the case of a Default in payment on any Security (including the failure to make a mandatory repurchase thereof pursuant hereto), the Trustee may withhold the notice (except notice with respect to Section 6.1(i) or 6.1(ii)) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

         7.6      REPORTS BY TRUSTEE TO HOLDER OF THE SECURITIES.

         Within 60 days after each May 15th beginning with the May 15th following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange or of any delisting thereof.

         7.7      COMPENSATION, REIMBURSEMENT AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate, but in no event shall include employees of the Trustee.

         The Company shall indemnify the Trustee and any predecessor Trustee (which for purposes of this SECTION 7.7 shall include its officers, directors, employees, agents and shareholders), and hold it harmless against, any and all losses, liabilities, claims, damages or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) and reasonable attorneys' fees and expenses, incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under SECTION 9.6), including the costs and expenses of enforcing this Indenture against the Company (including this SECTION 7.7) and defending itself against or investigating any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense shall have been determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee's sole discretion, the Company shall defend any claim or threatened claim asserted against the Trustee, with counsel reasonably satisfactory to the Trustee (which may be counsel to the Company unless there would be a conflict in such representation), and the Trustee shall cooperate in the defense at the Company's expense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this SECTION 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

         To secure the Company's payment obligations in this SECTION 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, if any, except that held in trust to pay any amount due and owing to the Holders hereunder and under the terms of the Securities. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 6.1(ix) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         7.8      REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a)      the Trustee fails to comply with SECTION 7.10;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conservation or liquidation; or

         (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, in the case of the Trustee, at the expense of the Company, for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Security who has been a bona fide holder of a Security or Securities for at least six months, fails to comply with SECTION 7.10, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of its succession to each Holder of a Security. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in SECTION
7.7. Notwithstanding replacement of the Trustee pursuant to this SECTION 7.8, the Company's obligations under SECTION 7.7 shall continue for the benefit of the retiring Trustee.

         7.9      SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under SECTION 7.10, the successor corporation, without any further act, shall be the successor Trustee.

         7.10     ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation or banking association organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by Federal or state authorities and that has (or, in the case of a corporation or banking association included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50.0 million as set forth in its (or its related bank holding company's) most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

         7.11     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                        VIII.     DISCHARGE OF INDENTURE

         8.1      TERMINATION OF THE OBLIGATIONS OF THE COMPANY.

         This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to SECTION
2.7 hereof) have been delivered to the Trustee for cancellation, or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Repurchase at Holder's Option, Redemption or Repurchase at Holder's Option Upon a Change in Control, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to SECTION 2.7 hereof) on the Maturity Date or an Option Purchase Date, Redemption Date or Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company and the Company has otherwise satisfied in full all of its obligations under this Indenture; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that SECTIONS 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.15, 2.16, 2.17, 3.5,
3.8, 4.1, 4.2, 4.5, 7.7 and 7.8 and ARTICLES VIII and X shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

         8.2      APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money deposited with it pursuant to
SECTION 8.1. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of the principal of and any unpaid and accrued interest on the Securities.

         8.3      REPAYMENT TO COMPANY.

         The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. Subject to applicable unclaimed property laws, the Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest or additional interest on, any Securities that remain unclaimed for two years. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

         8.4      REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money in accordance with SECTIONS 8.1 and 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to SECTIONS
8.1 and 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with SECTIONS 8.1 and 8.2; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                               IX.     AMENDMENTS

         9.1      WITHOUT CONSENT OF HOLDERS.

         The Company, with the consent of the Trustee, may modify, amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

         (a) to evidence the assumption of the Company's obligations by a successor;

         (b) to evidence the acceptance of appointment by a successor trustee;

         (c) to make any changes or modifications to this Indenture necessary to cure any ambiguity or correct any error in this Indenture, so long as such action will not adversely affect the interests of the Holders;

         (d) to comply with the provisions of, and to qualify or maintain the qualification of this Indenture under, the TIA;

         (e) to secure the obligations of the Company in respect of the Securities;

         (f)      to establish the forms or terms of the Securities;

         (g) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders; or

         (h) to make other changes to this Indenture or forms or terms of the Securities, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Holders.

         9.2      WITH CONSENT OF HOLDERS.

         The Company, with the consent of the Trustee, may modify, amend or supplement this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to SECTIONS 6.4 and 6.7, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, a modification, amendment, supplement or waiver, including a waiver pursuant to SECTION 6.4, may not:

         (a) extend the Maturity Date of the principal of, or the payment date of any installment of interest on, any Security;

         (b) reduce the principal amount of, or any premium, interest or additional interest on, any Security;

         (c)      change the currency in which any Security is payable;

         (d) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

         (e) reduce any amount payable upon redemption or repurchase of any Security;

         (f) change the Company's obligation to maintain an office or agency in the places and for the purposes specified in this Indenture;

         (g) affect the Company's obligation to redeem any Securities on a Redemption Date in a manner adverse to the Holders;

         (h) affect the Company's obligation to repurchase any Securities upon a Change in Control in a manner adverse to the Holders;

         (i) impair the right of Holders to convert Securities or reduce the number of shares of Common Stock, the amount of cash or the amount of any other property receivable upon conversion;

         (j) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture;

         (k)      reduce the quorum or voting requirements under this Indenture;

         (l) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or a waiver of any Default or Event of Default; or

         (m) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder.

         Promptly after a modification, amendment, supplement or waiver under
SECTION 9.1 or this SECTION 9.2 becomes effective, the Company shall mail, or cause to be mailed, to Holders a notice briefly describing such modification, amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such modification, amendment, supplement or waiver.

         It shall not be necessary for the consent of the Holders under this
SECTION 9.2 to approve the particular form of any proposed modification, amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         9.3      COMPLIANCE WITH TRUST INDENTURE ACT.

         Every modification, amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

         9.4      REVOCATION AND EFFECT OF CONSENTS.

         Until a modification, amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the modification, amendment, supplement or waiver becomes effective. A modification, amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         After a modification, amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless it makes a change that requires, pursuant to SECTION 9.2, the consent of each Holder affected. In that case, the modification, amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such modification, amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

         9.5      NOTATION ON OR EXCHANGE OF SECURITIES.

         If a modification, amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

         9.6      TRUSTEE PROTECTED.

         The Trustee shall sign any modified, amended or supplemental indenture authorized pursuant to this ARTICLE IX if the modification, amendment or supplement does not affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign a modified, amended or supplemental indenture until the Board of Directors approves such modified, amended or supplemental indenture. In executing any modified, amended or supplemental indenture, the Trustee shall be provided with an Opinion of Counsel and an Officers' Certificate, and, subject to SECTION 7.1, shall be fully protected in relying upon such documents.

                                X.     CONVERSION

         10.1     CONVERSION PRIVILEGE.

         (a) Subject to the provisions of SECTIONS 3.4, 3.7, and 3.8, the Securities shall be convertible into shares of Common Stock at any time prior to the close of business on the Trading Day immediately preceding the Maturity Date, in accordance with this ARTICLE X and as set forth below. A Security, or portion of a Security, which has been called for Redemption pursuant to PARAGRAPH 6 of the Securities may be surrendered for conversion into shares of Common Stock; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until the close of business on the second Business Day immediately preceding the Redemption Date.

         (b) The initial Conversion Price shall be $17.30 per share of Common Stock. The Conversion Price shall be subject to adjustment in accordance with SECTIONS 10.7 through 10.12.

         (c) A Holder may convert a portion of the principal of such Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

         10.2     RESTRICTIVE LEGENDS.

         Any shares of Common Stock issued upon conversion of a Security shall bear the Private Placement Legend until such shares are sold pursuant to an effective registration statement or until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

         10.3     CONVERSION PROCEDURE.

         To convert a Security, a Holder must satisfy the requirements of PARAGRAPH 9 of the Securities. As soon as practicable following the date (the "Conversion Date") on which the Holder satisfies all those requirements, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion, as provided in PARAGRAPH 9 of the Securities, and, a check or wire transfer of immediately available funds for payment of accrued and unpaid interest (including Additional Interest) on the principal amount of Securities being converted to but excluding the Conversion Date plus, if applicable, the amount of cash payable in lieu of any fractional share. On and after the Conversion Date, the person in whose name such certificate is to be registered shall be treated as a shareholder of record of the Company, and all rights of the Holder of the Security to be converted shall terminate, other than the right to receive the shares of Common Stock and cash deliverable as provided in the preceding sentence. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into shares of Common Stock, or is deemed to be a shareholder of record of the Company, as provided in this paragraph, and then only to the extent such Securities are deemed to have been so converted or such Holder is so deemed to be a shareholder of record.

         If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion shall be based on the total principal amount of all Securities converted. Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

         10.4     FRACTIONAL SHARES.

         The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver a check in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price on the Trading Day immediately preceding the Conversion Date, or at the Company's option round up the number of shares of Common Stock issuable upon conversion to the nearest whole share.

         10.5     TAXES ON CONVERSION.

         If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder's name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder's name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

         10.6     COMPANY TO PROVIDE STOCK.

         The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion of all of the Securities into shares of Common Stock.

         All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any Lien or adverse claim.

         The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

         10.7     ADJUSTMENT OF CONVERSION PRICE.

         The Conversion Price shall be subject to adjustment from time to time as follows:

         (a) In case the Company pays any cash dividend (including regularly scheduled cash dividends) or other cash distribution to holders of its Common Stock, then on and after the record date for the determination of holders of Common Stock entitled to such dividend or distribution, the Conversion Price shall be decreased by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which (i) the numerator shall be (A) the current market price (as determined pursuant to Section 10.7(f)) of the Common Stock in effect at the close of business on such record date, minus (B) the per share amount of such dividend or other distribution, and (ii) the denominator shall be the current market price of the Common Stock in effect at the close of business on such record date. Such decrease shall become effective immediately prior to the opening of business on the day following such record date.

         (b) In case the Company shall (i) pay a dividend in shares of Common Stock to all holders of Common Stock, (ii) make a distribution in shares of Common Stock to all holders of Common Stock, (iii) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (iv) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this SECTION 10.7(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. If any dividend or distribution of the type described in this
Section 10.7(b) is declared
but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (c) In case the Company shall issue rights or warrants to all holders of Common Stock, entitling them, for a period expiring not more than 60 days immediately following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to SECTION 10.7(f)) of Common Stock on the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, the Conversion Price shall be decreased by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which (i) the numerator shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on such record date and (B) the number of shares of Common Stock which the aggregate purchase price for such rights or warrants plus the aggregate exercise, conversion, exchange or other price at which the aggregate number of shares (the "Underlying Shares") of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise) may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price, and (ii) the denominator shall be the sum of (C) number of shares of Common Stock outstanding at the close of business on such record date, and (D) the aggregate number of Underlying Shares. Such increase shall become effective immediately prior to the opening of business on the day following such record date. In no event shall the Conversion Price be decreased pursuant to this SECTION 10.7(c). To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

         (d) In case the Company shall dividend or distribute to all holders of Common Stock shares of Capital Stock of the Company (other than Common Stock), evidences of Indebtedness or other assets (other than cash dividends or distributions covered by SECTION 10.7(a)), or shall dividend or distribute to all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than those referred to in SECTION 10.7(c)), if these dividends and distributions, aggregated on a rolling twelve-month basis, have a per share value exceeding twelve percent (12%) of the market price of Common Stock (as determined pursuant to SECTION 10.7(f)) on the Trading Day immediately preceding the declaration of the last such dividend or distribution, then in each such case the Conversion Price shall be decreased by multiplying the Conversion Price in effect immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to such dividend or distribution by a fraction of which (i) the numerator shall be an amount equal to (A) such market price less (B) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on such record date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Common Stock, and (ii) the denominator shall be such market price, such decrease to become effective immediately prior to the opening of business on the day following such record date; provided, however, that if such denominator is equal to or less than one, then, in lieu of the foregoing adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to the shares of Common Stock issuable (and cash, if any, payable) upon such conversion, an amount of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that such Holder would have received had such Holder converted all of its Securities on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (e)      In addition to the foregoing adjustments in SUBSECTIONS (a),
(b), (c) and (d) above, the Company, from time to time and to the extent permitted by law, may decrease the Conversion Price by any amount for a period of at least 20 days or such longer period as may be required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such decrease would be in the best interests of the Company. Such Conversion Price decrease shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such decrease to be mailed to each Holder of Securities at such Holder's address as the same appears on the registry books of the Registrar, at least 15 days prior to the date on which such decrease commences.

         (f)      For the purpose of any computation under SUBSECTIONS (a), (b),
(c) or (d) above of this SECTION 10.7, the current market price per share of Common Stock on the date fixed for determination of the holders of Common Stock entitled to receive the dividend, issuance or distribution requiring such computation (the "Determination Date") shall be deemed to be the average of the Closing Sale Prices for the 20 consecutive Trading Days ending on the third Business Day preceding the Determination Date; provided, however, that (i) if the "ex" date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Price pursuant to SUBSECTION (a),
(b), (c) or (d), above occurs on or after the tenth (10th) Trading Day prior to the Determination Date, and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event,
(ii) if the "ex" date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Price pursuant to SUBSECTION (a), (b), (c) or (d), above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the Determination Date, the Closing Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the event requiring such computation is on or prior to the Determination Date, after taking into account any adjustment required pursuant to CLAUSE (i) OR (ii) of this proviso, the Closing Sale Price for each Trading Day on and after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for the purposes of this SECTION 10.7, whose determination shall be conclusive and described in a Resolution of the Board of Directors) of the evidences of Indebtedness, shares of Capital Stock or other securities or assets or cash being distributed (in the event requiring such computation) applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

         For purposes of this subsection, the term "ex" date, (x) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (y) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
(z) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

         10.8     NO ADJUSTMENT.

         No adjustment in the Conversion Price shall be required if Holders may participate in a transaction that would otherwise give rise to an adjustment under SECTION 10.7, so long as the distributed assets or securities the Holders would receive upon conversion of the Securities, if convertible, exchangeable or exercisable, are convertible, exchangeable, or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following the Conversion Date.

         No adjustment in the Conversion Price shall be required:

         (a) upon the issuance of shares of Common Stock or any securities exchangeable into Common Stock or carrying the right to purchase any of the foregoing, except as stated above;

         (b)      for a change in the par value or no par value of the Common
Stock; or

         (c)      for accrued and unpaid interest.

         No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least one percent (1%) of the Conversion Price as last adjusted (or, if never adjusted, the initial Conversion Price); provided, however, that any adjustments which by reason of this SECTION 10.8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this ARTICLE X shall be made to the nearest cent or to the nearest one-tenth of a share, as the case may be.

         10.9     ADJUSTMENTS FOR TAX PURPOSES.

         The Company may make such decreases in the Conversion Price, in addition to those required by SECTION 10.7 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its shareholders will not be taxable to the recipients thereof.

         10.10    NOTICE OF ADJUSTMENT.

         Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. At the Company's Request, upon reasonable prior notice agreed to by the Trustee, the Trustee shall, in the Company's name and at the Company's expense, mail to Holders at the addresses appearing on the Registrar's books such notice of adjustment required by this SECTION 10.10; provided, that the form and content of such notice shall be prepared by the Company.

         10.11    NOTICE OF CERTAIN TRANSACTIONS.

         In the event that:

                  (i) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Price;

                  (ii) the Company takes any action that would require a supplemental indenture pursuant to SECTION 10.12; or

                  (iii)    there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in CLAUSE
(i), (ii) or (iii) of this SECTION 10.11. The Company shall mail such notice at least 20 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in CLAUSE (i), (ii) or (iii) of this SECTION 10.11. At the Company's Request, upon reasonable prior notice agreed to by the Trustee, the Trustee shall, in the Company's name and at the Company's expense, mail to Holders at the addresses appearing on the Registrar's books such written notice required by this SECTION 10.11; provided, that the form and content of such notice shall be prepared by the Company.

         10.12 EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, BINDING SHARE EXCHANGES OR SALES ON CONVERSION PRIVILEGE.

         If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock; or
(iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, assuming that such Holder would not have exercised any rights of election that such Holder would have had as a holder of Common Stock to select a particular type of consideration. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this ARTICLE X (including, but not limited to, adjustments for any cash dividends or distributions made by the successor or purchasing Person). If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provision of this SECTION 10.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

         In the event a supplemental indenture shall have been executed pursuant to this SECTION 10.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

         10.13    TRUSTEE'S DISCLAIMER.

         The Trustee has no duty to determine when an adjustment under this
ARTICLE X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to SECTION 10.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this ARTICLE X.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to SECTION 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to SECTION 10.12 hereof.


                              XI.     SUBORDINATION

         11.1     AGREEMENT OF SUBORDINATION.

         The Company agrees, and each Holder of Securities by accepting the same agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment (to the extent and in the manner provided in this Article XI) to the prior payment in full in cash or payment satisfactory to holders of Secured Indebtedness of all Secured Indebtedness, and that the subordination is for the benefit of the holders of Secured Indebtedness.

         11.2     LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

         (i) holders of Secured Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Secured Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Secured Indebtedness) in cash or other payment satisfactory to the holders of the Secured Indebtedness before holders of the Securities shall be entitled to receive any payment with respect to the Securities; and

         (ii) until all Obligations due in respect of such Secured Indebtedness is paid in full in cash or other payment satisfactory to the holders of the Secured Indebtedness, any distribution to which holders of the Securities would be entitled but for this Article XI shall be made to holders of Secured Indebtedness, as their interests may appear.

         11.3     DEFAULT ON DESIGNATED SECURED INDEBTEDNESS.

         Anything in this Indenture to the contrary notwithstanding, no payment of Principal Amount, plus any accrued and unpaid interest (including any Additional Interest) on or other amounts due on the Securities, and no Redemption, repurchase or other acquisition of the Securities, shall be made by or on behalf of the Company unless:

         (i) full payment of all amounts then due for principal of and interest on, and of all other amounts then due on, all Designated Secured Indebtedness has been made or duly provided for pursuant to the terms of the instruments governing such Designated Secured Indebtedness; and

         (ii) at the time for, and immediately after giving effect to, any such payment, Redemption, repurchase or other acquisition, there shall not exist under any Designated Secured Indebtedness, or any agreement pursuant to which any Designated Secured Indebtedness is issued, any default which shall not have been cured or waived and which default shall have resulted in the full amount of such Designated Secured Indebtedness being declared due and payable.

         In addition, if the Trustee shall receive written notice from the holders of Designated Secured Indebtedness or their representative (a "Payment Blockage Notice") that there has occurred and is continuing under such Designated Secured Indebtedness, or any agreement pursuant to which such Designated Secured Indebtedness is issued, any non-payment default, which default shall not have been cured or waived, giving the holders of such Designated Secured Indebtedness the right to declare such Designated Secured Indebtedness immediately due and payable, then, anything in this Indenture to the contrary notwithstanding, no payment of Principal Amount, plus any accrued and unpaid interest (including any Additional Interest) on, or any other amounts due on the Securities, and no redemption, repurchase or other acquisition of the Securities, shall be made by or on behalf of the Company during the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending on the earliest of (i) the date on which such default shall have been cured or waived, (ii) 179 days from the receipt of the Payment Blockage Notice, and (iii) the date the Payment Blockage Notice is withdrawn by the holders of such Designated Secured Indebtedness. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in SECTION 11.2 and the first sentence of this SECTION 11.3), unless the holders of such Designated Secured Indebtedness or the representative of such holders shall have accelerated the maturity of such Designated Secured Indebtedness, the Company may resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to one or more issues of Designated Secured Indebtedness during such period.

         11.4     ACCELERATION OF CONVERTIBLE SUBORDINATED SECURITIES.

         In the event of the acceleration of the Securities because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Securities in respect of Obligations with respect to the Securities and may not acquire or purchase from the Trustee or any holder of Securities any Securities until all Secured Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Secured Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture.

         If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Secured Indebtedness or trustees of such Secured Indebtedness of the acceleration.

         11.5     WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee, any holder of Securities or any other person receives any payment or distributions of assets of the Company of any kind with respect to the Securities in contravention of any subordination terms contained in this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, then such payment shall be held by the recipient in trust for the benefit of holders of Secured Indebtedness, and shall be immediately paid over and delivered to the holders of Secured Indebtedness or their representative, to the extent necessary to make payment in full of all Obligations due in respect of Secured Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Secured Indebtedness; provided, however, that the foregoing shall apply to the Trustee only if a Responsible Officer of the Trustee has actual knowledge (as determined in accordance with SECTION 11.11) that such payment or distribution is prohibited by this Indenture.

         With respect to the holders of Secured Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Secured Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Secured Indebtedness, and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to or on behalf of holders of Securities or the Company or any other person money or assets to which any holders of Secured Indebtedness shall be entitled by virtue of this Article XI.

         11.6     NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities or the purchase of any Securities by the Company to violate this
Article XI, but failure to give such notice shall not affect the subordination of the Securities to the Secured Indebtedness as provided in this Article XI.

         11.7     SUBROGATION.

         After all Obligations due in respect of Secured Indebtedness are paid in full and until the Securities are paid in full, holders of Securities shall be subrogated (equally and ratably with all other indebtedness pari passu with the Securities) to the rights of holders of Secured Indebtedness to receive distributions applicable to Secured Indebtedness to the extent that distributions otherwise payable to the holders of Securities have been applied to the payment of Secured Indebtedness. A distribution made under this Article XI to holders of Secured Indebtedness that otherwise would have been made to holders of Securities is not, as between the Company and holders of Securities, a payment by the Company on the Securities.

         11.8     RELATIVE RIGHTS.

         This Article XI defines the relative rights of holders of Securities and holders of Secured Indebtedness. Nothing in this Indenture shall:

         (i) impair, as between the Company and holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and interest (including any Additional Interest) on the Securities in accordance with their terms;

         (ii) affect the relative rights of holders of Securities and creditors (other than with respect to Secured Indebtedness) of the Company, other than their rights in relation to holders of Secured Indebtedness; or

         (iii) prevent the Trustee or any holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Secured Indebtedness to receive distributions and payments otherwise payable to holders of Securities.

         If the Company fails because of this Article XI to pay the Principal Amount, plus any accrued and unpaid interest (including any Additional Interest) on a Security on the due date, the failure is still a Default or Event of Default.

         11.9     SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Secured Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder of Securities or by the failure of the Company or any such Holder to comply with this Indenture.

         11.10    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Secured Indebtedness, the distribution may be made and the notice given to their representative.

         Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee and the holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Secured Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

         11.11    RIGHTS OF TRUSTEE.

         Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee may continue to make payments on the Securities, unless a Responsible Officer shall have received at least two Business Days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Securities to violate this Article XI. Only the Company may give such notice.

         Nothing in this Article XI shall impair the claims of, or payments to, the Trustee under or pursuant to SECTION 7.7 hereof.

         The Trustee in its individual or any other capacity may hold Secured Indebtedness with the same rights it would have if it were not Trustee.

         11.12    AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article XI, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the

Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in SECTION 6.9 hereof at least 30 days before the expiration of the time to file such claim, the Holders of any Secured Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

         11.13    ARTICLE APPLICABLE TO PAYING AGENTS.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XI shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that the second and third paragraphs of Section 11.11 shall not apply to the Company or any Subsidiary of the Company if it or such Subsidiary acts as Paying Agent.

         11.14    SECURED INDEBTEDNESS ENTITLED TO RELY.

         The holders of Secured Indebtedness shall have the right to rely upon this Article XI, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless the holders affected thereby shall have agreed in writing thereto.

         11.15    PERMITTED PAYMENTS.

         Notwithstanding anything to the contrary in this Article XI, the Holders of Securities may receive and retain at any time on or prior to the Maturity Date (i) securities that are subordinated to at least the same extent as the Securities to (a) Secured Indebtedness, and (b) any securities issued in exchange for Secured Indebtedness, and (ii) payments and other distributions made from any trust created pursuant to SECTION 8.1.


                             XII.     MISCELLANEOUS

         12.1     TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

         12.2     NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by first-class mail or by overnight delivery to the other party's address stated in this SECTION
12.2. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed or delivered in the manner provided above, it is duly given when so mailed or delivered, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Security Agent at the same time.

         All notices or communications shall be in writing.

         The Company's address is:        Medis Technologies Ltd.
                                          805 Third Avenue
                                          New York, New York 10022
                                          Attn: Chief Financial Officer

         The Trustee's address is:        Wachovia Bank, National Association
                                          One Penn Plaza, Suite 1414
                                          New York, New York  10119
                                          Attention: Corporate Trust Department

         12.3     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         12.4     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each signer of an Officers' Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers' Certificate or certificates of public officials as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

         12.5     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (i) a statement that the person making such certificate or opinion has read such covenant or condition;

         (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         12.6     RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

         12.7     LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the City of New York, in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

         A "Business Day" is a day other than a Legal Holiday.

         12.8     DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

         12.9     GOVERNING LAW; SUBMISSION TO JURISDICTION.

         The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities. The Company submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, over any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities. The Company waives any objection that it may have to the venue of any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, was brought in an inconvenient court and agrees not to plead or claim the same.

         12.10    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         12.11    SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         12.12    SEPARABILITY.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

         12.13    TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and headings of the Articles and SECTIONS of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         12.14    CALCULATIONS IN RESPECT OF THE SECURITIES.

         The Company and its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee and the Conversion Agent as required hereunder, and, absent such manifest error, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification. The Trustee will forward such calculations to any Holder upon request of the Holder.

         12.15    FORCE MAJEURE.

         In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.



             ***THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGE FOLLOWS***

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.




                           MEDIS TECHNOLOGIES LTD.


                           By: /s/ Howard Weingrow
                               --------------------------------------------
                               Name:  Howard Weingrow
                               Title:  President




                           WACHOVIA BANK, NATIONAL ASSOCIATION


                           By: /s/ Raymond Delli Colli
                               --------------------------------------------
                               Name: Raymond Delli Colli
                               Title:

                                                                       EXHIBIT A

                             FORM OF GLOBAL SECURITY






                           [FORM OF FACE OF SECURITY]

                       6% Senior Convertible Note due 2010




No. 1    $38,000,000

CUSIP No. 58500P AA 5



                             MEDIS TECHNOLOGIES LTD.


promises to pay to -- Cede & Co. --

or registered assigns,

the principal sum of 38,000,000 Dollars on July 15, 2010.

Interest Payment Dates: October 15, January 15, April 15 and July 15.

Record Dates: October 1, January 1, April 1 and July 1.



                                      A-1-1

                  Dated:  July __, 2005


                  MEDIS TECHNOLOGIES LTD.


                  By:
                      ---------------------------
                      Name:
                      Title:



Trustee's Certificate of Authentication
Dated: July __, 2005


This is one of the Global
Securities referred to in the
within-mentioned Indenture:


WACHOVIA BANK, NATIONAL ASSOCIATION,
as Trustee


By: ___________________________
    (Authorized Signatory)

                       FORM OF LEGEND FOR GLOBAL SECURITY


         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.



Additional provisions of this Security are set forth on the other side of this Security.

                        FORM OF PRIVATE PLACEMENT LEGEND


         THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR THAT IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND (3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR THAT IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), OR
(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                       [FORM OF REVERSE SIDE OF SECURITY]


                             MEDIS TECHNOLOGIES LTD.
                             -----------------------

                  6% SENIOR CONVERTIBLE NOTE DUE JULY 15, 2010

1.       INTEREST.

         Medis Technologies Ltd., a Delaware corporation (the "Company"), which term shall include any successor corporation under the Indenture (as defined below), for value received, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable quarterly in arrears, on October 15, January 15, April 15, and July 15, of each year, with the first payment to be made on October 15, 2005. Interest on the Securities will accrue on the principal amount from July 26, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All references to interest accrued or payable as of any date shall, without duplication, be deemed to include any Additional Interest payable pursuant to the Registration Rights Agreement.

2.       MATURITY.

         The Securities will mature on July 15, 2010.

3.       METHOD OF PAYMENT.

         Except as provided in the Indenture, the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price or Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, or any Make-Whole Payment, if applicable, payable as herein provided upon Redemption or Repurchase at Holder's Option Upon Change in Control, as the case may be (provided, that Holders that have converted Securities that have been called for a Provisional Redemption, subsequent to the date of such call, shall be entitled to receive the Make-Whole Payment in accordance with the terms of the Indenture without any such surrender). The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account specified by the Holder hereof, and (B) in the case this Security is held in other than global form, by wire transfer of immediately available funds to the account specified by the Holder hereof or, if no such account is specified, by mailing a check to such Holder's address shown in the register of the Registrar. Any payments which may be made by the Company by delivery of shares of Common Stock pursuant to the Indenture shall be made in accordance with the terms of the Indenture.

4.       PAYING AGENT, REGISTRAR, CONVERSION AGENT.

         Initially, Wachovia Bank, National Association (the "Trustee"), will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.

5.       INDENTURE.

         The Company issued the Securities under an Indenture, dated as of July 26, 2005 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and in effect from time to time (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Company which may be issued up to an aggregate principal amount of $49,000,000 as provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6.       PROVISIONAL REDEMPTION.

         The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date on or after July 26, 2007, to redeem (a "Provisional Redemption") all or any part of the Securities at a price equal to 100% of the then outstanding principal amount of the Security, plus accrued and unpaid interest (including Additional Interest), if any through the Redemption Date (the "Redemption Price"), plus the Make-Whole Payment (as defined below) if: (A) for each of at least 20 Trading Days in any consecutive 30 Trading Days ending on, and including, the Trading Day immediately preceding the date (the "Notice Date") of mailing of the notice of Provisional Redemption as provided in SECTION 3.4 of the Indenture, the Closing Sale Price exceeds 160% of the Conversion Price in effect on such Trading Day; and (B) unless registration of the Securities or Common Stock is not required pursuant to the terms and conditions of the Registration Rights Agreement, on the Redemption Date and for a period of at least 30 days thereafter, a registration statement covering the Securities and the shares of Common Stock issuable upon conversion of the Securities is effective and available for use; and (C) no continuing Default or Event of Default exists that has not been cured or waived, in accordance herewith, on or before such Redemption Date.

         The "Make-Whole Payment" with respect to a Security subject to a Provisional Redemption on a Redemption Date shall mean an amount equal to the "present value" of one hundred percent (100%) of all remaining scheduled interest payments on such Security from, and including, such Redemption Date. The "present value" will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the remaining period from the date preceding the Notice Date to the Maturity Date; provided, however, that if the period from the Redemption Date to the third anniversary of the issuance of the Securities is less than one year, the weekly average yield on actually-traded U.S. Treasury notes or bills adjusted to a constant maturity of one year shall be used. As soon as practicable after the time the amount of the Make-Whole Payment shall have been calculated, but no later than the second Business Day immediately preceding such Redemption Date, the Company shall publicly disseminate the amount of the Make-Whole Payment in a press release or publish it on the Company's website. The Make-Whole Payment shall be paid by the Company on all Securities called for Provisional Redemption, including, without limitation, any Securities that have been converted into shares of Common Stock on or after the Notice Date and before such Redemption Date. In no event shall the Make-Whole Payment with respect to a Security that is called for Provisional Redemption be reduced by any amount of accrued and unpaid interest; provided, however, that in the event such Redemption Date is an interest payment date, then the Make-Whole Payment shall be reduced by any accrued and unpaid interest to, and including, the Redemption Date, which accrued and unpaid interest shall instead be paid by the Company on the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment. In no event shall a Holder that has converted, in accordance herewith, such Holder's Security into shares of Common Stock, which Security has been called for Provisional Redemption, be required to surrender any such shares of Common Stock in order to be entitled to receive the Make-Whole Payment with respect to such Security.

         Subject to the terms and conditions of the Indenture, the Make-Whole Payment may be paid for, in whole or in part, at the election of the Company, in cash or shares of Common Stock or in any combination of cash and shares of Common Stock; provided, however, that (a) no portion of the Make-Whole Payment shall be paid in shares of Common Stock unless the conditions set forth in
SECTION 3.1(C)(ix) of the Indenture are satisfied; (b) the Redemption Price shall be exclusively paid in cash; and (c) the Company will not issue fractional shares of Common Stock in payment of the Make-Whole Payment and shall instead deliver a check in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price on the Trading Day immediately before the Redemption Date. Subject to the provisions of the Indenture, shares of Common Stock issued as payment for any portion of the Make-Whole Payment shall be valued at 95% of the average Closing Sale Price for the five consecutive Trading Days ending on, and including, the third Trading Day prior to the Redemption Date, which average shall be appropriately adjusted in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution) to account for the occurrence, during such five Trading Day period, of a stock split, stock dividend or a subdivision or combination of the Company's Common Stock or a similar event; provided, however, that fractional shares of Common Stock shall be paid in cash as provided in SECTION 3.1(c)(iii)(C) of the Indenture.

         Upon surrender to the Paying Agent of a Security subject to Redemption, such Security shall be paid, to the Holder surrendering such Security, at the Aggregate Redemption Payment Amount. If the Redemption Date is an interest payment date, the Company shall pay, on such Redemption Date, the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment, and such accrued and unpaid interest shall not be paid to the Holder submitting such Security for Redemption (unless such Holder was the Holder of record of such Security at the close of business on the record date for such interest payment).

7.       NOTICE OF REDEMPTION.

         Notice of Redemption will be mailed, by first-class mail, at least 30 days but not more than 60 days before the Redemption Date, to each Holder of Securities to be redeemed at its address appearing in the security register. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8.       REPURCHASE AT OPTION OF HOLDER UPON A CHANGE IN CONTROL.

         Subject to the terms and conditions of the Indenture, in the event of a Change in Control, each Holder of the Securities shall have the right, at the Holder's option, to require the Company to repurchase such Holder's Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the "Repurchase Date"), which date shall be no later than 45 days after the date of the Change in Control, at a price payable in cash equal to 105% of the principal amount of such Security, plus accrued and unpaid interest (including any additional interest) to, and including, the Repurchase Date.

         Within 15 days after the occurrence of the Change in Control, the Company must mail, or cause to be mailed, notice of the occurrence of such Change in Control to each Holder. Such notice shall include, among other things, a description of the procedure which a Holder must follow to exercise the Repurchase Right.

         A "Change in Control" shall be deemed to have occurred at such time as:

         (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of directors calculated on a fully-diluted basis; provided, however, this does not include any "person", or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, that, as of the Issue Date, beneficially own (as defined in Rule 13d-3 under the Exchange Act) eight percent (8%) or more of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of directors calculated on a fully-diluted basis; or

         (ii) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction where the persons that "beneficially owned," directly or indirectly, the shares of the Company's Voting Stock immediately prior to such transaction, "beneficially own," directly or indirectly, immediately after such transaction, shares of the continuing, surviving or acquiring corporation's Voting Stock representing at least a majority of the total voting power of all outstanding classes of the Voting Stock of the continuing, surviving or acquiring corporation and such persons "beneficially own" such shares in substantially the same proportion as such ownership immediately prior to the transaction; or

         (iii) the sale, transfer, lease, exchange, conveyance or other disposition of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

provided, however, that a Change in Control will not be deemed to have occurred if at least eighty percent (80%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation otherwise constituting the Change in Control consists of common stock and any associated rights traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control), and, as a result of such transaction or transactions, the Securities become convertible solely into such common stock and associated rights.

         If a Change in Control occurs, and at least 50% of the consideration for the Common Stock in the transaction or transactions constituting the Change in Control consists of cash [paid to the Company], the Holder may elect to receive the greater of (x) the Total Redemption Amount (as defined below), or
(y) the Repurchase Price.

         The "Total Redemption Amount" will equal the sum of: (i) the Cash Buyout Redemption Price, which will equal the product of (x) the average Closing Sale Price for the five Trading Days immediately prior to the actual consummation of the Change in Control, and (y) the quotient of $1,000 divided by the Conversion Price; and (ii) the "Takeover Make-Whole Premium," which will equal one hundred percent (100%) of the remaining unpaid interest payments payable through July 15, 2010. The Total Redemption Amount shall be paid in cash.

9.       CONVERSION.

         The Securities shall be convertible into shares of Common Stock at any time prior to the close of business on the Maturity Date, in accordance with the terms of the Indenture and as set forth below. A Security, or portion of a Security, which has been called for Redemption pursuant to PARAGRAPH 6 may be surrendered in integral multiples of $1,000 principal amount for conversion into shares of Common Stock; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until the close of business on the second Business Day immediately preceding the Redemption Date, unless the Company fails to pay the Redemption Price.

         The initial Conversion Price is $17.30 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in payment of accrued and unpaid interest (including Additional Interest) to but excluding the Conversion Date on the portion of the principal amount of a Security being converted, plus payment in lieu of any fractional share.

         To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

         Any shares of Common Stock issued upon conversion of a Security shall bear the Private Placement Legend until such shares are sold pursuant to an effective registration statement or until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

10.      SUBORDINATION.

         The payment of principal plus accrued and unpaid interest on the Security will be subordinate in right of payment, as set forth in the Indenture, to the prior payment in full of all Secured Indebtedness.

11.      DENOMINATIONS, TRANSFER, EXCHANGE.

         The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company, the Trustee and the Registrar shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for Redemption under SECTION 3.4 of the Indenture and ending at the close of business on the day of such mailing, or (ii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

12.      PERSONS DEEMED OWNERS.

         The registered Holder of a Security may be treated as the owner of such Security for all purposes.

13.      MERGER OR CONSOLIDATION.

         The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

14.      AMENDMENTS, SUPPLEMENTS AND WAIVERS.

         Subject to certain exceptions and to the provisions of the Indenture, the Indenture and the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may modify, amend or supplement the Indenture or the Securities without notice to or the consent of any Holder: (i) to evidence the assumption of the Company's obligations by a successor; (ii) to evidence the acceptance of appointment by a successor trustee; (iii) to make any changes or modifications to the Indenture necessary to cure any ambiguity or correct any error in the Indenture, so long as such action will not adversely affect the interests of the Holders; (iv) to qualify, comply with the provisions of, and to maintain the qualification of the Indenture under the TIA; (v) to secure the obligations of the

Company in respect of the Securities; (vi) to establish the forms or terms of the Securities; (vii) to add to the covenants of the Company described in the Indenture for the benefit of Holders; or (viii) to make other changes to the Indenture or forms or terms of the Securities; provided no such change, individually or in the aggregate, with all other such changes has or will have a material adverse effect on the interests of the Holders. In accordance with the terms of the Indenture, certain amendments, supplements and waivers cannot be made without the consent of each Holder of each outstanding Security affected.

15.      DEFAULTS AND REMEDIES.

         Subject to the provisions of the Indenture, an "Event Of Default" occurs if: (i) the Company fails to pay the principal of any Security when the same becomes due and payable, whether at maturity, upon Redemption, on a Repurchase Date with respect to a Repurchase at Holder's Option Upon Change in Control or otherwise; (ii) the Company fails to pay Interest on any Security when due, if such failure continues for 15 days after the date when due; (iii) the Company fails to timely provide a Change in Control Notice, as required by the provisions of the Indenture; (iv) the Company defaults in its obligation to convert the Securities into shares of Common Stock, cash or a combination of cash and Common Stock upon exercise of a Holder's conversion right and such default continues for 10 days; (v) the Company defaults in its obligation to repurchase any Security on a Repurchase Date with respect to a Repurchase at Holder's Option Upon Change in Control or otherwise; (vi) the Company defaults in its obligation to redeem any Security after exercise of its option to redeem;
(vii) the Company fails to perform or observe any of the covenants in ARTICLE IV of the Indenture for 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 50% in the aggregate principal amount of the Securities then outstanding; (viii) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness, in the aggregate principal amount then outstanding of $10,000,000 or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least fifty percent (50%) in the aggregate principal amount of the Securities then outstanding, each in accordance with the Indenture; (ix) the Company or any of its Subsidiaries fails to pay final judgments rendered against it or them, the uninsured portion of which aggregates in excess of $10,000,000, and such judgments are not paid, discharged or stayed, or an appeal has not been filed, within 60 days; or (x) certain events of bankruptcy, insolvency or reorganization involving the Company.

         If an Event of Default (excluding an Event of Default specified in SECTION 6.1(ix) of the Indenture (but including an Event of Default specified in SECTION 6.1(viii) of the Indenture)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least fifty percent (50%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, premium, if any, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in SECTION 6.1(ix) of the Indenture occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived by the Holders of a majority in aggregate principal amount of the Securities then outstanding, and (C) all amounts due to the Trustee under SECTION 7.7 of the Indenture have been paid.

         The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         If a Default or Event of Default occurs and is continuing, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after such Event of Default becomes known to the Trustee. Except in the case of a Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

16.      REGISTRATION RIGHTS.

         The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive Additional Interest in certain circumstances, all as set forth in the Registration Rights Agreement.

17.      TRUSTEE DEALINGS WITH THE COMPANY.

         The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

18.      NO RECOURSE AGAINST OTHERS.

         No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.      AUTHENTICATION.

         This Security shall not be valid until authenticated by the manual signature of the Trustee.

20.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

21.      GOVERNING LAW.

         THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:




                           MEDIS TECHNOLOGIES LTD.
                           805 Third Avenue
                           New York, New York 10022
                           Attn: President

                              [FORM OF ASSIGNMENT]





I or we assign to



PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER

________________________________



________________________________________ (please print or type name and address)



___________________________ the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________________ Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.



Dated:


___________________________________

NOTICE: The signature on this
assignment must correspond with the
name as it appears upon the face of
the within Security in every
particular without alteration or
enlargement or any change whatsoever
and be guaranteed by a guarantor
institution participating in the
Securities Transfer Agents Medallion
Program or in such other guarantee
program acceptable to the Trustee.


Signature Guarantee:

__________________________________

         In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer), and (ii) the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1) ____to the Company or any Subsidiary thereof; or

(2) ____pursuant to, and in compliance with, the exemption from registration provided by Rule 144A under the Securities Act; or

(3) ____pursuant to, and in compliance with, the exemption from registration provided by Rule 144 under the Securities Act; or

(4) ____pursuant to, and in compliance with, an exemption from registration under the Securities Act other than Rule 144A or Rule 144; or

(5) ____pursuant to an effective registration statement under the Securities
Act,

and, unless the box below is checked, the undersigned confirms that this Security is not being transferred to an Affiliate of the Company:

[_] The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

         Unless one of the items (1) through (5) is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If item (2) is checked, the purchaser must complete the certification below.

         If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated: ____________________________________

Signed: ___________________________________


(Sign exactly as name appears on the other side of this Security)



Signature Guarantee:

____________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ____________________________________


NOTICE: To be executed by an executive officer

                                CONVERSION NOTICE


To convert this Security into Common Stock of the Company, check the box:  [_]

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000): $_________________________



If you want the stock certificate made out in another person's name, fill in the form below:



_____________________________________________________________
(Insert other person's soc. sec. or tax I.D. no.)
_____________________________________________________________

_____________________________________________________________

_____________________________________________________________
(Print or type other person's name, address and zip code)



Date: ______________________________________


Signature(s): ______________________________


(Sign exactly as your name(s) appear(s) on the other side of this Security)


Signature(s) guaranteed by:

______________________________________


(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

                                 PURCHASE NOTICE



Certificate No. of Security:

____________________________



If you want to elect to have this Security purchased by the Company pursuant to
SECTION 3.8 of the Indenture, check the box:  [_]

If you want to elect to have only part of this Security purchased by the Company pursuant to SECTION 3.8 of the Indenture, state the principal amount to be so purchased by the Company:

$__________________________________
(in an integral multiple of $1,000)



Date: _____________________________


Signature(s):
___________________________________

___________________________________
(Sign exactly as your name(s)
appear(s) on the other side of
this Security)


Signature(s) guaranteed by:

___________________________________

(All signatures must be guaranteed
by a guarantor institution
participating in the Securities
Transfer Agents Medallion Program
or in such other guarantee
program acceptable to the Trustee.)

                                   EXHIBIT B-1

                        FORM OF PRIVATE PLACEMENT LEGEND

         THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR THAT IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND (3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR THAT IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), OR
(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.







                                      B-1-1

                                   EXHIBIT B-2

                       FORM OF LEGEND FOR GLOBAL SECURITY

         Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.








                                      B-2-1

                                   EXHIBIT B-3

                            FORM OF LEGEND REGARDING
                          REGISTRATION RIGHTS AGREEMENT



THIS SECURITY SHALL BE ENTITLED TO THE BENEFITS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED JULY 26, 2005, AMONG MEDIS TECHNOLOGIES LTD., MCMAHAN SECURITIES CO. L.P. AND THE PARTIES IN INTEREST THERETO.



























                                      B-3-1

                                    EXHIBIT C

          FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT






Medis Technologies Ltd.
805 Third Avenue
New York, New York 10022
Attn: Chief Financial Officer

Wachovia Bank, National Association
One Penn Plaza, Suite 1414
New York, New York  10119
Attention: Corporate Trust Department


         Re: Medis Technologies Ltd. (the "Company") __% Senior Convertible Securities due 2010 (the "Securities")


Ladies and Gentlemen:

         Please be advised that _____________ has transferred $_________ aggregate principal amount of the Securities and ________ shares of the Common Stock, par value $0.01 per share, of the Company issued on conversion of the Securities ("Stock") pursuant to an effective Registration Statement on Form ____ (File No. 333-________).

         We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a "Selling Security Holder" in the Prospectus dated _________, or in amendments or supplements thereto, and that the aggregate principal amount of the Securities and the number of shares of Stock transferred are [a portion of] the Securities and Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.


Very truly yours,


_______________________________
(Name)





                                       C-1